Exhibit 10.11
                     SIXTH AMENDMENT TO
               ENRON CORP. 1988 DEFERRAL PLAN


     WHEREAS, Enron Corp. (the "Company") has heretofore adopted the Enron Corp. 1988 Deferral Plan (the "Plan"); and

     WHEREAS, the Company desires to amend the Plan;

     NOW, THEREFORE, the Plan is amended effective as of July 1, 1999:

     The second paragraph of Section 7.2 of the Plan is deleted and replaced with the following paragraph:

     "For purposes of this Plan, the divestiture by Enron Corp. of a subsidiary, division or other unit, whether by way of a sale of stock or assets, shall not be deemed to be a termination of employment under this Plan, and a Participant affected by such divestiture shall continue to participate in the Plan as long such Participant continues to be employed by either the divested entity or the purchaser of assets (a "Successor Employer"), or a controlled group of corporations within the meaning of section 414(b) of the Internal Revenue Code of 1986, as amended, of which the Successor Employer is a member ("Controlled Group"). When such Participant is no longer employed by a Successor Employer or a member of such Controlled Group, then for purposes of this Plan, such termination of employment shall be deemed to be a voluntary termination of employment under this paragraph 7.2 unless such termination of employment is for a reason described in paragraph 7.1 or paragraphs 7.3 through
     7.6. If the reason such Participant is no longer employed by a Successor Employer or a member of such Controlled Group is because of a divestiture by such Successor Employer a member of such Controlled Group, then such Participant will be deemed to have been Involuntarily Terminated pursuant to paragraph 7.4. Upon such termination of employment for any reason, a Participant shall give immediate written notice to Enron Corp."

     As amended hereby, the Plan is specifically ratified and reaffirmed.

     Date:  August 11, 1999.

                              ENRON CORP.

                              By: /s/ MARY K. JOYCE
                                   Mary K. Joyce
                                   Vice-President,
                                   Compensation & Benefits

ATTEST:

/s/ REBECCA C. CARTER